UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 22, 2018

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 22, 2018, SM Energy Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected all of the incumbent directors that stood for reelection, and approved the three additional proposals described below.  Each director was elected by a majority vote.  The directors elected and the final vote tabulation for each director were as follows:

Director	For	Against	Abstain	Non-Votes
Larry W. Bickle	85,149,994	2,001,716	36,581	13,269,892
Stephen R. Brand	86,044,282	1,107,146	36,863	13,269,892
Loren M. Leiker	86,325,485	825,868	36,938	13,269,892
Javan D. Ottoson	86,372,131	780,426	35,734	13,269,892
Ramiro G. Peru	86,695,230	453,562	39,499	13,269,892
Julio M. Quintana	84,763,767	1,510,435	914,089	13,269,892
Rose M. Robeson	86,360,821	788,990	38,480	13,269,892
William D. Sullivan	85,961,985	1,188,316	37,990	13,269,892

The Company’s stockholders approved the proposal to ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP, as the Company’s independent registered public accounting firm for 2018.  The final vote tabulation for that proposal was as follows:

For	100,325,985
Against	95,498
Abstain	36,700

The Company’s stockholders approved, by a non-binding advisory vote, the proposal regarding the compensation of the Company’s named executive officers.  The final vote tabulation for that proposal was as follows:

For	61,254,338
Against	21,025,184
Abstain	4,908,769
Non-Votes	13,269,892

The Company’s stockholders approved the proposal regarding the amendment and restatement of the Company’s Equity Incentive Compensation Plan.  The final vote tabulation for that proposal was as follows:

For	62,890,560
Against	24,255,548
Abstain	42,183
Non-Votes	13,269,892

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: May 29, 2018	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President and General Counsel